United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act  (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On December 1, 2005, Univest Corporation of Pennsylvania (the “Corporation”), purchased 60,616 common shares of New Century Bank (the “Bank”). With this transaction the Corporation owns an aggregate 9.90% of New Century Bank’s issued and outstanding common stock. Under a stock option agreement with the Bank, the Corporation has the option to purchase additional shares of the Bank to maintain its percentage ownership in the Bank. This agreement also limits the Corporation from increasing its percentage ownership in the Bank to more than 9.99%. The stock option agreement does not constitute a material definitive agreement at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Wallace H. Bieler
Name: Wallace H. Bieler
Title: Chief Operation Officer, and Chief Financial Officer

Date: December 1, 2005